UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2008 (September 12, 2008)
The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)

Ohio	1-13292	31-1414921

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14111 Scottslawn Road, Marysville, Ohio 43041
(Address of principal executive offices) (Zip Code)
(937) 644-0011
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
As part of the ongoing governmental investigation previously disclosed by The Scotts Miracle-Gro Company (the “Company”), the Company and certain of its subsidiaries received Stop Sale, Use or Removal Orders (“SSUROs”) on September 12, 2008 from the U.S. Environmental Protection Agency (“USEPA”) with respect to several products including “Season Long Max Weed and Grass Killer Plus Preventer,” “Weed B Gon Lawn Weed Killer,” “Weed B Gon Max Plus Crabgrass Control Singles,” “Ortho® Roach, Ant and Spider Killer,” “Winterizer with Plus 2 Weed Control,” and certain Smith & Hawken® citronella oil. The Company was not shipping these products at the time the SSUROs were issued. The SSUROs do not apply to the Company’s customers or consumers.
Given the Company’s previous self disclosures on these products to the USEPA, the SSUROs were not unexpected. The Company was encouraged that the SSUROs provide the Company the ability to relabel the affected products so that it may resume shipping the products.
The Company does not expect the impact from the delayed shipments of the products subject to the SSUROs to have a material impact on its financial results for fiscal year 2008 or fiscal year 2009. Collectively, these products represent less than 1% of the Company’s sales. Currently, the Company expects costs related to all product recalls and known registration issues related to the ongoing investigation to range from $50 to $55 million in fiscal year 2008 and approximately $10 million in fiscal year 2009. Those estimates are exclusive of potential fines and/or penalties. No reserves have been established with respect to any potential civil or criminal fines or penalties at the state and/or federal level related to such issues as the scope and magnitude of such amounts are not currently estimable. However, it is possible that such fines and/or penalties could be material and have an adverse effect on the Company’s financial condition and results of operations.
As also previously disclosed, the Company expects that the ongoing governmental investigation will result in the identification of additional product compliance issues. Accordingly, the USEPA may, among other things, issue additional stop sale orders. Such stop sale orders, if they are issued, will be publicly available documents; however, unless the Company considers the products addressed by any one or more of such stop sale orders to merit disclosure on a current basis, the Company intends to address updates with respect to the third-party review pursuant to the Compliance Review Plan and any USEPA actions in the Company’s periodic reports.
For more information with respect to additional risks and uncertainties the Company may face in connection with the ongoing investigation, please see the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: September 17, 2008	By:	/s/ David C. Evans
Printed Name: David C. Evans
Title: Executive Vice President and Chief Financial Officer